EXHIBIT NO. 2.1

                      IN THE UNITED STATES BANKRUPTCY COURT
                      FOR THE SOUTHERN DISTRICT OF FLORIDA



IN RE:                              )        CHAPTER 11
                                    )        CASE NOS. 00-13040-BKC-AJC
                                    )        THROUGH 00-13042-BKC-AJC
TAMBORIL CIGAR COMPANY, ET AL.,     )        (JOINTLY ADMINISTERED)
                                    )        --------------------------
                                    )
                                    )
         DEBTORS.                   )
------------------------------------)


                   AMENDED PLAN OF REORGANIZATION FOR DEBTORS
              UNDER CHAPTER 11 OF THE UNITED STATES BANKRUPTCY CODE
              -----------------------------------------------------

                                    BERGER DAVIS & SINGERMAN, P.A.
                                    200 South Biscayne Boulevard
                                    Suite 2950
                                    Miami, Florida 33131-5308
                                    Attorneys for Tamboril Cigar Company, et al.
                                    Debtors-in-Possession





Dated:   Miami, Florida
         August 9, 2000

                                TABLE OF CONTENTS
                                                                          Page

                                   ARTICLE I.

                         DEFINITIONS AND INTERPRETATION
1.1. Definitions.......................................................        1
1.2. Interpretation....................................................        8
1.3. Application of Definitions and Rules of
       Construction Contained in the Bankruptcy Code....................       8
1.4. Other Terms........................................................       8
1.5. Appendices and Plan Documents......................................       9

                                   ARTICLE II.

                  CLASSIFICATION OF CLAIMS AND EQUITY INTERESTS

2.1. Claims and Equity Interests Classified.............................       9
2.2. Administrative Expense Claims and Priority Tax Claims..............       9
2.3. Claims and Equity Interests........................................       9
2.4. Separate Classification of Secured Claims..........................      10

                                  ARTICLE III.

                           IDENTIFICATION OF IMPAIRED
                     CLASSES OF CLAIMS AND EQUITY INTERESTS
3.1. Unimpaired Classes of Claims and Equity Interests..................      10
3.2. Impaired Classes of Claims and Equity Interests....................      10
3.3. Impairment Controversies...........................................      10

                                   ARTICLE IV.

                       PROVISIONS FOR TREATMENT OF CLAIMS
                       AND EQUITY INTERESTS UNDER THE PLAN
4.1. Treatment of Claims and Equity Interests...........................      10

                                   ARTICLE V.

                            PROVISIONS FOR TREATMENT
                      OF UNCLASSIFIED CLAIMS UNDER THE PLAN

5.1. Treatment of Infinity DIP Claim....................................      12
5.2. Treatment of Administrative Expense Claims.........................      12
5.3. Treatment of Priority Tax Claims...................................      13

                                   ARTICLE VI.

                      ACCEPTANCE OR REJECTION OF THE PLAN;
                       EFFECT OF REJECTION BY ONE OR MORE
                      CLASSES OF CLAIMS OR EQUITY INTERESTS

6.1. Classes Entitled to Vote..........................................       13
6.2. Class Acceptance Requirement......................................       13
                                  ARTICLE VII.

                      MEANS FOR IMPLEMENTATION OF THE PLAN
7.1. Continued Corporate Existence.....................................       14
7.2. Transfer of Valpersa Common Stock.................................       14
7.3. Substantive Consolidation.........................................       14
7.4. Cancellation of Intercompany Affiliate Claims.....................       14
7.5. Vesting of Assets.................................................       14
7.6. Management........................................................       14
7.7. Reconstitution of Tamboril Board of Directors.....................       15
7.8. Officers..........................................................       15
7.9. The Tamboril Charter and Bylaws...................................       15
7.10. Cancellation of Instruments and Agreements.......................       15
7.11. Effectuating Documents...........................................       15
7.12. Retention of Causes of Action....................................       15
7.13. Indemnification..................................................       16
7.14. Appointment of the Disbursing Agent..............................       16
7.15. Transactions on the Effective Date...............................       16
7.16. Accounts.........................................................       16
7.17. Sources of Cash for Plan Distributions...........................       16

                                  ARTICLE VIII.

                       PROVISIONS GOVERNING DISTRIBUTIONS

8.1. Date of Distributions.............................................       16
8.2. Disbursing Agent..................................................       17
8.3. Means of Cash Payment.............................................       17
8.4. Delivery of Distributions.........................................       17
8.5. Surrender of Notes, Instruments, and Securities...................       18
8.6. Expenses Incurred On or After the Effective Date
       and Claims of the Disbursing Agent..............................       18
8.7. Time Bar to Cash Payments.........................................       18
8.8. Initial and Interim Distributions.................................       19

                                   ARTICLE IX.

                      PROCEDURES FOR RESOLVING AND TREATING
                      CONTESTED CLAIMS AND EQUITY INTERESTS

9.1. Objection Deadline................................................       19
9.2. Prosecution of Objections.........................................       19
9.3. No Distributions Pending Allowance................................       19
9.4. Distributions After Allowance.....................................       19
9.5. Estimation of Claims..............................................       20

                                   ARTICLE X.

                    POWERS AND DUTIES OF THE DISBURSING AGENT

10.1. Exculpation......................................................       20
10.2. Powers and Duties of the Disbursing Agent........................       21

                                   ARTICLE XI.

              TREATMENT OF EXECUTORY CONTRACTS AND UNEXPIRED LEASES

11.1. Rejected If Not Assumed..........................................       21
11.2. Cure Payments....................................................       21
11.3. Bar to Rejection Damages.........................................       21

                                  ARTICLE XII.

                      CONDITIONS PRECEDENT TO CONFIRMATION
              OF THE PLAN AND THE OCCURRENCE OF THE EFFECTIVE DATE

12.1. Conditions Precedent to Confirmation.............................       22
12.2. Conditions Precedent to the Occurrence of the Effective Date.....       22
12.3. Waiver of Conditions.............................................       22

                                  ARTICLE XIII

                            RETENTION OF JURISDICTION

13.1. Scope of Jurisdiction............................................       22

                                  ARTICLE XIV.

                            MISCELLANEOUS PROVISIONS

14.1. Notice of Entry of Confirmation Order and Relevant Dates.........       24
14.2. Payment of Statutory Fees........................................       24
14.3. No Interest or Attorneys' Fees...................................       24
14.4. Modification of the Plan.........................................       24
14.5. Revocation of Plan...............................................       25
14.6. Exemption From Transfer Taxes....................................       25
14.7. Setoff Rights....................................................       25
14.8. Subordination Rights.............................................       25
14.9. Compliance with Tax Requirements.................................       26
14.10. Recognition of Guaranty Rights..................................       26
14.11. Compliance With All Applicable Laws.............................       26
14.12. Discharge of Claims.............................................       26
14.13. Injunctions.....................................................       27
14.14. Discharge of the Debtors........................................       28
14.15. Exculpation.....................................................       28
14.16. Other Release and Waiver........................................       28
14.17. Binding Effect..................................................       29
14.18. Notices.........................................................       29
14.19. Governing Law...................................................       30
14.20. Severability....................................................       30

     Pursuant to section 1121(c) of the Bankruptcy Code, Tamboril Cigar Company, Tamboril Cigar International, Inc. and Diversified Tobacco Company propose this chapter 11 plan:

                                   ARTICLE I.

                         DEFINITIONS AND INTERPRETATION

1.1. DEFINITIONS.

     The capitalized terms used herein shall have the respective meanings set forth below:

          (a) "Administrative Expense Claim" means a Claim incurred by the Debtors (or their Estates) on or after the Petition Date and before the Effective Date for a cost or expense of administration in the Chapter 11 Cases entitled to priority under sections 503(b) and 507(a)(1) of the Bankruptcy Code, including the Infinity DIP Claim.

          (b) "Affiliate" means, with respect to any Person, all Persons that would fall within the definition assigned to such term in section 101(2) of the Bankruptcy Code, if such Person was a debtor in a case under the Bankruptcy Code.

          (c) "Allowed," when used with respect to any Claim, except for a Claim that is an Administrative Expense Claim, means such Claim (A) to the extent it is not a Contested Claim as of the Effective Date; (B) to the extent it may be set forth pursuant to any stipulation or agreement that has been approved by Final Order of the Bankruptcy Court; (C) to the extent it is a Contested Claim as of the Effective Date, proof of which was filed timely with the Bankruptcy Court, and (I) as to which no objection was filed by the Objection Deadline (as specified in Section 9.1 of the Plan), unless such Claim is to be determined in a forum other than the Bankruptcy Court, in which case such Claim shall not become Allowed until determined by Final Order of such other forum and allowed by Final Order of the Bankruptcy Court; or (II) as to which an objection was filed by the Objection Deadline, to the extent allowed by a Final Order; or (D) which otherwise becomes an Allowed Claim as provided in the Plan;

               (i) with respect to an Administrative Expense Claim, means an Administrative Expense Claim, that has become "Allowed" pursuant to the procedures set forth in Article V of the Plan; or

               (ii) with respect to any Equity Interest, means an Equity Interest, proof of which was timely and properly filed or, if no proof of interest was filed, which has been or hereafter is listed by the Debtors on their Schedules as fixed in amount and not disputed or contingent, and, in either case, as to which no objection to the allowance thereof has been interposed on or before the Effective Date, or as to which any objection has been determined by a Final Order to the extent such objection is determined in favor of the holder of such Equity Interest.

          (d) "Ballot" means the form or forms that will be distributed along with the Disclosure Statement to holders of Allowed Claims and Equity Interests in classes that are Impaired under the Plan and entitled to vote, which the holders of Impaired Claims and Equity Interests may use to vote to accept or reject the Plan.

          (e) "Bankruptcy Code" means the Bankruptcy Reform Act of 1978, as amended, and codified at title 11 of the United States Code and as applicable to the Chapter 11 Cases.

          (f) "Bankruptcy Court" means the Bankruptcy Court of the United States District Court for the Southern District of Florida, or such other court having jurisdiction over the Chapter 11 Cases.

          (g) "Bankruptcy Rules" means the Federal Rules of Bankruptcy Procedure, as prescribed by the United States Supreme Court pursuant to
     Section 2075 of title 28 of the United States Code and as applicable to the Chapter 11 Cases.

          (h) "Bar Date" means June 15, 2000, the date set by the Bankruptcy Court as the last day for the filing of proofs of claim against the Debtor.

          (i) "Business Day" means any day on which commercial banks are open for business in Miami, Florida.

          (j) "Cash" means legal tender of the United States of America or cash equivalents.

          (k) "Causes of Action" means all claims, rights, actions, causes of action, liabilities, obligations, suits, debts, remedies, dues, sums of money, accounts, reckonings, bonds, bills, specialties, covenants, contracts, controversies, agreements, promises, variances, trespasses, damages or judgments, whether known or unknown and whether asserted or unasserted.

          (l) "Chapter 11 Cases" means the cases under chapter 11 of the Bankruptcy Code pending before the Bankruptcy Court and styled In re Tamboril Cigar Company, et al., Case Nos. 00-13040 through 00-13042 (AJC).

          (m) "Claim" means (i) any right to payment from any of the Debtors, whether or not such right is reduced to judgment, liquidated, unliquidated, fixed, contingent, matured, unmatured, disputed, undisputed, legal, equitable, secured, or unsecured; (ii) any right to an equitable remedy for breach of performance if such breach gives rise to a right of payment from any of the Debtors, whether or not such right to an equitable remedy is reduced to judgment, fixed, contingent, matured, unmatured, disputed, undisputed, secured, or unsecured or (iii) any right under section 502(h) of the Bankruptcy Code.

          (n) "Collateral" means any Estate Asset subject to a Lien.

          (o) "Common Equity Interest" means any share or other instrument (including, without limitation, the Tamboril Common Stock, TCI Common Stock or DTC Common Stock) evidencing a common stock ownership interest in the Debtors, whether or not transferable or denominated "stock", or similar security, and any warrant or right, other than a right to convert, to purchase, sell, or subscribe to a common stock ownership interest in the Debtors.

          (p) "Confirmation Date" means the date on which the Clerk of the Bankruptcy Court enters the Confirmation Order on the docket with respect to the Chapter 11 Cases.

          (q) "Confirmation Hearing" means the hearing held by the Bankruptcy Court, as it may be continued from time to time, on confirmation of the Plan.

          (r) "Confirmation Order" means the order of the Bankruptcy Court confirming the Plan.

          (s) "Consolidated Note" means that certain promissory note dated December 21, 1999, made payable by Tamboril to Infinity in the original principal amount of $400,000, the payment of which is (i) secured by a lien in and to assets of each of the Debtors, Tabacalera and Valpersa and (ii) guaranteed by each of the Debtors, Tabacalera and Valpersa.

          (t) "Contested," when used with respect to a Claim means a Claim (A) that is listed in the Schedules as disputed, contingent, or unliquidated, in whole or in part; (B) that is listed in the Schedules as undisputed, liquidated, and not contingent and as to which a proof of claim has been filed with the Bankruptcy Court, to the extent the proof of claim amount exceeds the scheduled amount; (C) that is not listed in the Schedules, but as to which a proof of claim has been filed with the Bankruptcy Court; or
     (D) as to which an objection has been filed before the Effective Date, provided, that a Claim that is Allowed by Final Order or pursuant to the Plan on or before the Effective Date shall not be a Contested Claim.

          (u) "Debentures" means, collectively, Tamboril's eight percent (8%) convertible debentures in the aggregate principal amount of $200,000 that matured on September 22, 1999 with all amendments thereto, and all documents, instruments, and agreements executed and delivered in connection therewith.

          (v) "Debenture Claim" means a Claim arising under or relating in any way to the Debentures, including any Claim for accrued and unpaid interest.

          (w) "Debtors" means each of Tamboril Cigar Company, Tamboril Cigar International, Inc., and Diversified Tobacco Company, each a Delaware corporation and debtor and debtor in possession in these Chapter 11 Cases.

          (x) "Deficiency Amount" means, with respect to a Secured Claim, the amount by which the Claim exceeds the sum of (i) any set-off rights of the holder of such Claim against a Debtor under Bankruptcy Code sections 506 and 553, plus (ii) the net proceeds realized by the holder of such Claim from the disposition of the Collateral securing such Claim or, if such Collateral is not liquidated to Cash, the value of the interest of the holder of the Claim in a Debtor's interest in such Collateral, as determined by the Bankruptcy Court under Bankruptcy Code section 506;
     provided, that if the holder of a Claim that is secured by a Lien on Collateral makes the election provided in Bankruptcy Code section 1111(b), there shall be no Deficiency Amount in respect of such Claim.

          (y) "Disallowed," when used with respect to a Claim, means a Claim that has been disallowed by a Final Order of the Bankruptcy Court.

          (z) "Disbursing Agent" means any Person designated by the Proponent to make distributions required under the Plan which may include, without limitation, Tamboril, any financial institution of recognized standing, or such other disbursing agent as may be designated by the Proponent and approved by the Court.

          (aa) "Disbursing Agreement" means, with respect to any Disbursing Agent, the agreement referenced in Article X of the Plan which shall govern the rights and obligations of the Disbursing Agent. The Disbursing Agreement will be in substantially the form thereof filed as a Plan Document, unless Tamboril serves as the Disbursing Agent, in which case, the Plan shall be the Disbursing Agreement.

          (bb) "Disclosure Statement" means the disclosure statement respecting the Plan, as approved by the Bankruptcy Court as containing adequate information in accordance with Section 1125 of the Bankruptcy Code, all exhibits and annexes thereto and any amendments or modifications thereof.

          (cc) "Distribution Date" means, (i) for any Claim that is an Allowed Claim on the Effective Date, as soon as practicable after the occurrence of the Effective Date; (ii) for any Claim that is neither a Disallowed Claim nor an Allowed Claim on the Effective Date, the first Business Day after such Claim becomes an Allowed Claim, or as soon as practicable thereafter.

          (dd) "Distribution Record Date" means the record date fixed for voting on the Plan which is June 15, 2000.

          (ee) "DTC" means Diversified Tobacco Company.

          (ff) "DTC Stock" means all the issued and outstanding shares of common stock of DCC.

          (gg) "Effective Date" means a Business Day selected by the Debtors after the first Business Day which is ten (10) days after the Confirmation Date on which (y) the Confirmation Order is not stayed and (z) all conditions to the entry of the Confirmation Order and the occurrence of the Effective Date have been satisfied or waived as provided in Article XII of the Plan.

          (hh) "Equity Interest" means (a) the legal, equitable, contractual and other rights of any Person with respect to Tamboril Preferred Stock, Tamboril Common Stock, TCI Common Stock, DTC Common Stock, Warrants, options or any other equity security of the Debtors and (b) the legal, equitable, contractual or other rights of any Person to acquire or receive any of the foregoing.

          (ii)  "Estate"  means the  estate of each of the  Debtors  created  by section 541 of the Bankruptcy Code upon the commencement of the Chapter 11 Cases.

          (jj) "Estate Asset" means any property, right, or interest in property that is included in the Estate of each Debtor.

          (kk) "Estimated Claims Order" means any order of the Bankruptcy Court estimating any Claim or the aggregate amount of all Claims in any class created under the Plan to aid in the confirmation of the Plan, or the calculation of distributions under the Plan.

          (ll) "Fee Application" means an application of a Professional Person under section 330 or 503 of the Bankruptcy Code for allowance of compensation and reimbursement of expenses in the Chapter 11 Cases.

          (mm) "Fee Claim" means a Claim under section 330 or 503 of the Bankruptcy Code for allowance of compensation and reimbursement of expenses in the Chapter 11 Cases.

          (nn) "Final Order" means (i) an order or judgment of the Bankruptcy Court or any other court or adjudicative body as to which the time to appeal, petition for certiorari, or move for reargument or rehearing has expired and as to which no appeal, petition for certiorari, or other proceedings for reargument or rehearing shall then be pending or, (ii) in the event that an appeal, writ of certiorari, reargument, or rehearing thereof has been sought, such order of the Bankruptcy Court or any other court or adjudicative body shall have been affirmed by the highest court to which such order was appealed, or certiorari has been denied, or from which reargument or rehearing was sought, and the time to take any further appeal, petition for certiorari or move for reargument or rehearing shall have expired; provided, that no order shall fail to be a Final Order solely because of the possibility that a motion pursuant to Rule 60 of the Federal Rules of Civil Procedure or Rule 7024 of the Bankruptcy Rules may be filed with respect to such order.

          (oo) "General Unsecured Claim" means any Claim that is not an Administrative Expense Claim, a Priority Tax Claim, a Priority Non-Tax Claim, the Infinity Secured Claim, a Secured Claim or a Debenture Claim.

          (pp) "General Unsecured Claims Account" means the segregated, interest-bearing account in which Cash in the amount of $50,000 from the Plan Funding Account shall be deposited and maintained pending distribution thereof.

          (qq) "Glacier" means Glacier Capital Limited, a Nevis, West Indies corporation.

          (rr) "Infinity" means Infinity Emerging Holdings Subsidiary Limited, a Nevis, West Indies corporation.

          (ss) "Infinity DIP Claim" means the Allowed Secured Administration Expense Claim of Infinity against the Debtors in Possession and their respective Estates for postpetition loans to Tamboril during the Chapter 11 Cases under the Post-Petition Credit Agreement among Tamboril and Infinity and authorized by the Bankruptcy Court.

          (tt) "Infinity Party" means Infinity, Glacier, and Summit, and each of their respective Affiliates, officers, directors, managers, stockholders, investors, agents, attorneys and representatives.

          (uu)  "Infinity  Secured  Claim" means the Secured  Claims of Infinity
     under  the  Consolidated   Note  (and  all  related  security   agreements,
     instruments and documents).

          (vv) "Infinity Tamboril" means Emerging Tamboril Subsidiary Limited, a Nevis, West Indies corporation and a wholly owned subsidiary of Infinity.

          (ww) "Intercompany Affiliate" means any of the Debtors and Tabacalera Tamboril, S.A.

          (xx) "Intercompany Affiliate Claims" means any General Unsecured Claim held by any Intercompany Affiliate against any Debtor.

          (yy) "Lien" shall have the meaning assigned to it in section 101(37) of the Bankruptcy Code.

          (zz)   "Penalty   Claims"  means  Claims  and  Causes  of  Action  for
     noncompensatory, statutory, exemplary, or punitive damages, or penalties.

          (aaa) "Person" means an individual, corporation, partnership, joint venture, trust, estate, unincorporated association, unincorporated organization, governmental entity, or political subdivision thereof, or any other entity.

          (bbb) "Petition Date" means April 11, 2000.

          (ccc) "Plan" means this chapter 11 plan, as it may be modified from time to time in compliance with the Bankruptcy Code and the Bankruptcy Rules.

          (ddd) "Plan Documents" means the documents that aid in effectuating the Plan as specifically identified as such herein.

          (eee) "Plan Funding Account" means a segregated Cash account into which Tamboril shall deposit monies funded from (y) proceeds of the sale of Estate Assets or assets of Tabacalera Tamboril, S.A., one of Tamboril's Affiliates and/or (z) proceeds of the Infinity postpetition loan, at the election of Infinity up to $50,000.00 to fund the Plan on the Effective Date.

          (fff) "Preferred Equity Interest" means any (1) shares or other instruments (including, without limitation, the Tamboril Preferred Stock) evidencing a preferred stock ownership interest in Tamboril, whether or not transferable or denominated "stock,"; or (2) unpaid dividends with respect to a share or shares of Tamboril Preferred Stock.

          (ggg) "Post-Confirmation Interest" means simple interest at the rate of 6.00% per annum or such other rate as the Bankruptcy Court may determine at the Confirmation Hearing is appropriate; such interest to accrue from the date of the entry of an order allowing a Claim until such Claim is paid.

          (hhh) "Priority Non-Tax Claim" means any Claim accorded priority in right of payment under section 507(a)(3), (4), (5), (6), or (7) of the Bankruptcy Code.

          (iii) "Priority Tax Claim" means a Claim of a governmental unit of the kind specified in section 507(a)(8) of the Bankruptcy Code.

          (jjj)  "Professional   Person"  means  a  Person  retained  or  to  be
     compensated pursuant to section 327, 328, 330, 503(b), or 1103 of the Bankruptcy Code.

          (kkk) "Proponent" means each Debtor.

          (lll) "Pro Rata Share" means the proportion that the amount of an Allowed Claim or Equity Interest in a particular class of Claims or Equity Interests bears to the aggregate amount of all Claims or Equity Interests in such class, including Contested Claims and Equity Interests, but not including Disallowed Claims and Equity Interests, (i) as calculated by the Disbursing Agent on or before any Distribution Date; or (ii) as determined by the Bankruptcy Court in an Estimated Claims Order, if such an order is sought and obtained.

          (mmm) "Schedules" means the schedules of assets and liabilities and the statements of financial affairs filed by the Debtors as required by section 521 of the Bankruptcy Code and Bankruptcy Rule 1007, as such schedules and statements have been or may be supplemented or amended.

          (nnn) "Secured Claim" means (i) a Claim secured by a Lien on any Estate Asset, which Lien is valid, perfected, and enforceable under applicable law and is not subject to avoidance under the Bankruptcy Code or other applicable non-bankruptcy law, and which is duly established in the Chapter 11 Cases, but only to the extent of the value of the Collateral that secures payment of the Claim; (ii) a Claim that is subject to a valid right of setoff under section 553 of the Bankruptcy Code; and (iii) a Claim allowed under the Plan as a Secured Claim.

          (ooo) "Summit" means Summit Capital Limited, a Nevis, West Indies corporation.

          (ppp) "Tamboril" means Tamboril Cigar Company.

          (qqq) "Tamboril Bylaws" means the Bylaws of Tamboril Cigar Company, as may be amended pursuant to the Plan. The Tamboril Bylaws shall be in substantially the form thereof filed as a Plan Document.

          (rrr) "Tamboril  Charter" means the Certificate of  Incorporation  for
     Tamboril Cigar Company, as may be amended pursuant to the Plan. The Tamboril Charter shall be in substantially the form thereof filed as a Plan Document.

          (sss) "Tamboril Common Stock" means the issued and outstanding shares of common stock of Tamboril immediately before the occurrence of the Effective Date; to wit 13,356,632 shares.

          (ttt) "Tamboril Preferred Stock" means the issued and outstanding shares of preferred stock of Tamboril immediately before the occurrence of the Effective Date; to wit 36,108 shares of Class B Preferred Stock of Tamboril.

          (uuu) "TCI" means Tamboril Cigar International, Inc.

          (vvv) "TCI Common Stock" means the issued and outstanding shares of common stock of TCI.

          (www) "Valpersa" means Valpersa, S.A., a sociedad anonima organized and existing under the laws of the Dominican Republic, and a subsidiary of Infinity Tamboril.

          (xxx) "Valpersa Collateral Account" means the segregated, interest-bearing account in which Cash from the sale of all the assets of Valpersa (which constitute raw tobacco and finished cigars) shall be deposited and maintained pending distribution thereof.

          (yyy) "Valpersa Common Stock" means the issued and outstanding shares of common stock of Valpersa; to wit 100 shares, 99.6 % owned by Infinity Tamboril and the remaining 0.6% owned by Dominican citizens as required by the laws of that country.

          (zzz) "Warrants" means Tamboril's warrants to purchase Tamboril Common Stock.

1.2. INTERPRETATION.

     Unless otherwise specified, all section, article, and exhibit references in the Plan are to the respective section in, article of, or exhibit to, the Plan, as the same may be amended, waived, or modified from time to time. The headings in the Plan are for convenience of reference only and shall not limit or otherwise affect the provisions of the Plan. Words denoting the singular number shall include the plural number and vice versa, and words denoting one gender shall include the other gender. The Disclosure Statement may be referred to for purposes of interpretation to the extent any term or provision of the Plan is determined by the Bankruptcy Court to be ambiguous.

1.3. APPLICATION OF DEFINITIONS AND RULES OF
     CONSTRUCTION CONTAINED IN THE BANKRUPTCY CODE.

     Words and terms defined in section 101 of the Bankruptcy Code shall have the same meaning when used in the Plan, unless a different definition is given in the Plan. The rules of construction contained in section 102 of the Bankruptcy Code shall apply to the construction of the Plan.

1.4. OTHER TERMS.

     The words "herein," "hereof," "hereto," "hereunder," and others of similar import refer to the Plan as a whole and not to any particular section, subsection, or clause contained in the Plan. A term used herein that is not defined herein shall have the meaning ascribed to that term, if any, in the Bankruptcy Code.

1.5. APPENDICES AND PLAN DOCUMENTS.

     All Appendices to the Plan and the Plan Documents are incorporated into the Plan by this reference and are a part of the Plan as if set forth in full herein.

                                   ARTICLE II.

                  CLASSIFICATION OF CLAIMS AND EQUITY INTERESTS

2.1. CLAIMS AND EQUITY INTERESTS CLASSIFIED.

     For purposes of organization, voting, and all confirmation matters, except as otherwise provided herein, all Claims (except for Administrative Expense Claims, and Priority Tax Claims) and all Equity Interests shall be classified as set forth in this Article II of the Plan.

2.2. ADMINISTRATIVE EXPENSE CLAIMS AND PRIORITY TAX CLAIMS.

     As provided in section 1123(a)(1) of the Bankruptcy Code, Administrative Expense Claims and Priority Tax Claims shall not be classified for purposes of voting or receiving distributions under the Plan. Rather, all such Claims shall be treated separately as unclassified Claims on the terms set forth in Article V of the Plan.

2.3. CLAIMS AND EQUITY INTERESTS.

     The Plan classifies the Claims against and Equity Interests in each Debtor as follows:

        (a)      Class 1: Priority Non-Tax Claims

        (b)      Class 2: Infinity Secured Claim

        (c)      Class 3: Secured Claims (other than the Infinity Secured Claim)

        (d)      Class 4: General Unsecured Claims

        (e)      Class 5: Debenture Claims

        (f)      Class 6: Preferred Equity Interests

        (g)      Class 7: Tamboril Common Equity Interests

        (h)      Class 8: TCI Common Equity Interests

        (i)      Class 9: DTC Common Equity Interests

        (j)      Class 10:        Warrants

2.4. SEPARATE CLASSIFICATION OF SECURED CLAIMS.

     Although placed in one category for purposes of convenience, each Claim that is determined to be a Secured Claim shall be treated as though in a separate class (to be designated as Class 3A, Class 3B, Class 3C, etc.) for purposes of voting and receiving distributions under the Plan.

                                  ARTICLE III.

                           IDENTIFICATION OF IMPAIRED
                     CLASSES OF CLAIMS AND EQUITY INTERESTS

3.1. UNIMPAIRED CLASSES OF CLAIMS AND EQUITY INTERESTS.

     Class 1 -- Priority Non-Tax Claims (if any), Class 3 -- Secured Claims (if any), and Class 7 - Tamboril Common Equity Interests are not impaired under the Plan.

3.2. IMPAIRED CLASSES OF CLAIMS AND EQUITY INTERESTS.

     With the exception of the unimpaired classes specified in Section 3.1 of the Plan, all classes of Claims and Equity Interests are impaired under the Plan. Class 8 - TCI Common Equity Interests, Class 9 - DTC Common Equity Interests and Class 10 - Warrants shall receive no distribution under the Plan and are deemed to have voted to reject the Plan.

3.3. IMPAIRMENT CONTROVERSIES.

     If a controversy arises as to whether any Claim or Equity Interest, or any class of Claims or class of Equity Interests, is impaired under the Plan, the Bankruptcy Court shall, after notice and a hearing, determine such controversy.

                                   ARTICLE IV.

                       PROVISIONS FOR TREATMENT OF CLAIMS
                       AND EQUITY INTERESTS UNDER THE PLAN

4.1. TREATMENT OF CLAIMS AND EQUITY INTERESTS.

     The classes of Claims against and Equity Interests in the Debtors shall be treated under the Plan as follows:

          (a) Class 1 -- Priority Non-Tax Claims. Each holder of an Allowed Priority Non-Tax Claim shall be unimpaired under the Plan and, pursuant to section 1124 of the Bankruptcy Code, all of the legal, equitable and contractual rights of each holder of an Allowed Priority Non-Tax Claim in respect of such Claim shall be fully reinstated and retained as though the Chapter 11 Cases had not been filed.

          (b) Class 2 -- Infinity Secured Claim. The Infinity Secured Claim shall be Allowed pursuant to the Plan and on the Effective Date, or such later date as agreed to by Infinity, the holder of the Infinity Secured Claim shall receive the balance of the available Cash, including any Cash in the Valpersa Collateral Account remaining after payment of the Infinity DIP Claim, in an amount equal up to the amount of the Infinity Secured Claim.

          (c) Class 3 -- Secured Claims (Other than the Infinity DIP Claim and the Infinity Secured Claim). Each holder of an Allowed Secured Claim shall be unimpaired under the Plan and, pursuant to section 1124 of the Bankruptcy Code, all of the legal, equitable, and contractual rights of each holder of a Secured Claim in respect of such Claim shall be fully reinstated and retained as though the Chapter 11 Cases had not been filed. Notwithstanding the foregoing, the Debtors and any holder of an Allowed Secured Claim may agree to any alternate treatment of such Secured Claim which treatment may include preservation of such holder's Lien; provided, that such treatment shall not provide a return to such holder having a present value as of the Effective Date in excess of the amount of such holder's Allowed Secured Claim.

          (d) Class 4 -- General Unsecured Claims. Each holder of an Allowed General Unsecured Claim shall be impaired under the Plan. Each holder of an Allowed General Unsecured Claim may elect to be paid its pro rata share of Cash from either (i) the General Unsecured Claims Account, which shall be paid on the Effective Date, or (ii) the balance of the remaining Cash, if any, in the Valpersa Collateral Account after the payment of the Infinity DIP Claim under Section 5.1 of the Plan and the Infinity Secured Claim under Section 4.1(b) of the Plan, which shall be paid as soon as practicable after all of the assets of Valpersa have been converted into Cash.

          (e) Class 5 -- Debenture Claims. Each holder of an Allowed Debenture Claim shall be entitled to convert its Debentures into Tamboril Common Stock under the terms of the Debentures.

          (f) Class 6 -- Preferred Equity Interests. Each holder of an Allowed Preferred Equity Interest shall be entitled to convert its Preferred Common Stock into Tamboril Common Stock under the terms of the Certificate of Designation of Series B Preferred Stock of Tamboril Cigar Company.

          (g) Class 7 - Tamboril Common Equity Interests. The holders of Allowed Tamboril Common Stock Interests shall retain such interests pursuant to the Plan.

          (h) Class 8 - TCI Common Equity Interests. On the Effective Date, all Allowed TCI Common Equity Interests shall be deemed extinguished and the certificates representing such Equity Interests shall be canceled and of no further force and effect.

          (i) Class 9 - DTC Common Equity Interests. On the Effective Date, all Allowed DTC Common Equity Interests shall be deemed extinguished and the certificates representing such Equity Interests shall be canceled and of no further force and effect.

          (j) Class 10 - Warrants. On the Effective Date, all Warrants shall be deemed extinguished and the certificates representing such Warrants shall be canceled and of no further force and effect.

                                   ARTICLE V.

                            PROVISIONS FOR TREATMENT
                      OF UNCLASSIFIED CLAIMS UNDER THE PLAN

5.1. TREATMENT OF INFINITY DIP CLAIM.

     The Infinity DIP Claim shall be an Allowed Administrative Expense Claim pursuant to the Plan and on the Effective Date or such later date as agreed to by Infinity, the holder of the Infinity DIP Claim shall receive payment in Cash, including Cash from the Valpersa Collateral Account, in an amount equal up to the amount of the Infinity DIP Claim.

5.2. TREATMENT OF ADMINISTRATIVE EXPENSE CLAIMS.

     All Administrative Expense Claims other than the Infinity DIP Claim shall be treated as follows:

          (a) Time for Filing Administrative Expense Claims. The holder of an Administrative Expense Claim, other than (i) the Infinity DIP Claim, (ii) a Fee Claim, (iii) a liability incurred and paid in the ordinary course of business by the Debtors, or (iv) an Administrative Expense Claim that has been allowed on or before the Effective Date, must file with the Bankruptcy Court and serve on the Debtors and their counsel, notice of such Administrative Expense Claim within twenty (20) days after service of notice of entry of the Confirmation Order. Such notice must include at a minimum (1) the name of the holder of the Claim, (2) the amount of the Claim, and (3) the basis of the Claim. Failure to file this notice timely and properly shall result in the Administrative Expense Claim being forever barred and discharged.

          (b) Time for Filing Fee Claims. The time for filing an Administrative Expense that is a Fee Claim is set forth in the Order Approving the Disclosure Statement.

          (c) Allowance of Administrative Expense Claims. An Administrative Expense Claim with respect to which notice has been properly filed pursuant to Section 5.2(a) of the Plan shall become an Allowed Administrative Expense Claim if no objection is filed within sixty (60) days after the deadline for filing and serving a notice of such Administrative Expense Claim specified in Section 5.2(a) hereof, or such later date as may be approved by the Bankruptcy Court on motion of the Debtor, without notice or a hearing. If an objection is filed within such sixty-day period (or any extension thereof), the Administrative Expense Claim shall become an Allowed Administrative Expense Claim only to the extent allowed by Final Order. An Administrative Expense Claim that is a Fee Claim, and with respect to which a Fee Application has been properly filed pursuant to
     Section 5.2(b) of the Plan, shall become an Allowed Administrative Expense Claim only to the extent allowed by Final Order.

          (d) Payment of Allowed Administrative Expense Claims. Each holder of an Allowed Administrative Expense Claim shall receive (i) the amount of such holder's Allowed Claim in one Cash payment on the Distribution Date, or (ii) such other treatment as may be agreed upon in writing by the Debtors and such holder; provided, that an Administrative Expense Claim representing a liability incurred in the ordinary course of business of the Debtors may be paid at the Debtors' election in the ordinary course of business by the Debtors. All Allowed Administrative Expense Claims shall be paid by, and shall be the sole responsibility of, the Debtors.

5.3. TREATMENT OF PRIORITY TAX CLAIMS.

     Each holder of an Allowed Priority Tax Claim shall receive from the Debtors in full satisfaction of such holder's Allowed Priority Tax Claim, (i) the amount of such holder's Allowed Claim, with Post-Confirmation Interest thereon, in equal annual Cash payments on each anniversary of the Distribution Date, until the sixth anniversary of the date of assessment of such Claim (provided that the Debtor may prepay the balance of any such Allowed Priority Tax Claim at any time without penalty); (ii) a lesser amount in one Cash payment as may be agreed upon in writing by such holder; or (iii) such other treatment as may be agreed upon in writing by such holder. The Confirmation Order shall constitute and provide for an injunction by the Bankruptcy Court as of the Effective Date against any holder of a Priority Tax Claim from commencing or continuing any action or proceeding against any responsible person or officer or director of any of the Debtors that otherwise would be liable to such holder for payment of a Priority Tax Claim so long as the Debtors are not in default of their obligations with respect to such Claim under this Section 5.3 of the Plan.

                                   ARTICLE VI.

                      ACCEPTANCE OR REJECTION OF THE PLAN;
                       EFFECT OF REJECTION BY ONE OR MORE
                      CLASSES OF CLAIMS OR EQUITY INTERESTS

6.1. CLASSES ENTITLED TO VOTE.

     Each impaired class of Claims shall be entitled to vote separately to accept or reject the Plan, except Class 8 - Common Equity Interests, Class 9 - DTC Common Equity Interests and Class 10 - Warrants, all of which are deemed to have voted to reject the Plan. All unimpaired classes of Claims shall be deemed to have accepted the Plan.

6.2. CLASS ACCEPTANCE REQUIREMENT.

     A class of Claims shall have accepted the Plan if it is accepted by at least two-thirds (2/3) in amount and more than one-half (1/2) in number of the Allowed Claims in such class that have voted on the Plan. A class of Equity Interests shall have accepted the Plan if it is accepted by holders of at least two-thirds (2/3) of the Allowed Equity Interests in such class that have voted on the Plan.

                                  ARTICLE VII.

                      MEANS FOR IMPLEMENTATION OF THE PLAN

7.1. CONTINUED CORPORATE EXISTENCE.

     Tamboril shall continue to exist after the Effective Date as a separate corporate entity, with all corporate powers, in accordance with the laws of the State of Delaware and pursuant to the Tamboril Charter and the Tamboril Bylaws. On the Effective Date, TCI and DTC shall be dissolved in accordance with applicable Delaware state law.

7.2. TRANSFER OF VALPERSA COMMON STOCK.

     No later than the Effective Date, for the benefit of the Debtors and their Estates, Infinity shall cause the transfer to Tamboril of all of the Valpersa Common Stock owned by Infinity Tamboril.

7.3. SUBSTANTIVE CONSOLIDATION.

     The Plan constitutes a motion for substantive consolidation. On the Effective Date, the Chapter 11 Cases shall be substantively consolidated pursuant to the Confirmation Order. For purposes of the Plan, the assets and liabilities of the Debtors shall be pooled and all Claims shall be satisfied from the assets of a single consolidated Estate. Any Claims against one or more of the Debtors based upon a guaranty, indemnity, co-signature, surety or otherwise of Claims against another Debtor shall be treated as a single Claim against the consolidated estate of the Debtors and shall be entitled to distribution under the Plan only with respect to such single Claim.

7.4. CANCELLATION OF INTERCOMPANY AFFILIATE CLAIMS.

     On  the  Effective  Date,  all  Intercompany   Affiliate  Claims  shall  be
extinguished.

7.5. VESTING OF ASSETS.

     Upon the occurrence of the Effective Date, title to the Estate Assets shall vest in the Debtors, free and clear of all Liens, Claims, Causes of Action, and interests, except as expressly provided in the Plan. On and after the occurrence of the Effective Date, the Debtors may operate their businesses and may use, acquire and dispose of their assets free of any restrictions of the Bankruptcy Code.

7.6. MANAGEMENT.

     Upon the occurrence of the Effective Date, the management, control, and operation of Tamboril shall become the general responsibility of the board of directors of Tamboril, as reconstituted pursuant to the Plan. Entry of the Confirmation Order shall ratify and approve all actions taken by the board of directors of Tamboril from the Petition Date through and until the Confirmation Date.

7.7. RECONSTITUTION OF TAMBORIL BOARD OF DIRECTORS.

     The initial board of directors of Tamboril shall be composed of the individuals identified in the Disclosure Statement or as otherwise identified prior to or at the Confirmation Hearing, to hold such positions.

7.8. OFFICERS.

     The officers and directors of Tamboril immediately following the Effective Date, shall be those parties identified in the Disclosure Statement or otherwise identified prior to or at the conclusion of the Confirmation Hearing.

7.9. THE TAMBORIL CHARTER AND BYLAWS.

     Upon the occurrence of the Effective Date, Tamboril's charter and bylaws shall be amended and restated as specified herein. In addition to containing provisions that are currently contained in Tamboril's charter and bylaws, the Tamboril Charter and the Tamboril Bylaws shall provide for, among other things, a prohibition against the issuance of nonvoting equity securities as required by section 1123(a)(6) of the Bankruptcy Code.

7.10.     CANCELLATION OF INSTRUMENTS AND AGREEMENTS.

     Upon the occurrence of the Effective Date, except as otherwise provided herein, all promissory notes, share certificates, instruments, indentures, or agreements evidencing, giving rise to, or governing any Claim or Equity Interest shall be deemed canceled and annulled without further act or action under any applicable agreement, law, regulation, order, or rule, and the obligations of the Debtors under such promissory notes, share certificates, instruments, indentures, or agreements shall be discharged.

7.11.     EFFECTUATING DOCUMENTS.

     On or before ten (10) business days prior to the deadline for parties to vote to accept or reject the Plan, the Proponents shall file with the Bankruptcy Court substantially final forms of the agreements and other documents that have been identified herein as Plan Documents, which documents and agreements shall implement and be controlled by the Plan. Entry of the Confirmation Order shall authorize the officers of Tamboril to execute, enter into, and deliver all documents, instruments and agreements, including, but not limited to, the Plan Documents, and to take all actions necessary or appropriate to implement the Plan. To the extent the terms of any of the Plan Documents materially conflict with the terms of the Plan, the Plan shall control.

7.12.     RETENTION OF CAUSES OF ACTION.

     Except as otherwise provided in the Plan, all Causes of Action assertable by any Debtor including, without limitation, those Causes of Action assertable pursuant to sections 542, 543, 544, 545, 547, 548, 549, 550, or 553 of the
Bankruptcy Code, shall be retained by Tamboril and shall be vested in Tamboril upon the occurrence of the Effective Date. Any net recovery realized by Tamboril on account of such Causes of Action shall be property of Tamboril.

7.13.     INDEMNIFICATION.

     The entry of the Confirmation Order shall constitute a permanent injunction against the prosecution of all claims and Causes of Action of any Person against the current officers, directors, employees and attorneys of any Debtor as of the Effective Date to the extent such claims or Causes of Action (a) are based in whole or in part on events occurring on or before the Effective Date, and (b) have been indemnified by any Debtor under its respective charter, its bylaws, applicable state law or any other agreement between any Debtor and such other parties, or any combination of the foregoing.

7.14.     APPOINTMENT OF THE DISBURSING AGENT.

     Unless prior to the conclusion of the Confirmation Hearing Tamboril specifically identifies a Person to serve as the Disbursing Agent under the Plan, Tamboril shall serve as the Disbursing Agent.

7.15.     TRANSACTIONS ON THE EFFECTIVE DATE.

     On the Effective Date, unless otherwise provided by the Confirmation Order of the Bankruptcy Court, the following shall occur, shall be deemed to have occurred simultaneously, and shall constitute substantial consummation of the
Plan:

          (a) the Tamboril Charter and Bylaws shall become effective; and

          (b) all payments and other distributions to be made on, or as soon as practicable after, the Effective Date by Tamboril pursuant to Articles IV and V of the Plan shall be made or duly provided for.

7.16.     ACCOUNTS.

     The Debtors shall establish the Plan Funding Account, the Valpersa Collateral Account and the General Unsecured Claims Account as interest bearing accounts.

7.17.     SOURCES OF CASH FOR PLAN DISTRIBUTIONS.

     All Cash necessary for the Debtors to make payments and distributions to pursuant to the Plan shall be obtained from the Plan Funding Account, the Valpersa Collateral Account, or the General Unsecured Claims Account, as applicable.

                                  ARTICLE VIII.

                       PROVISIONS GOVERNING DISTRIBUTIONS

8.1. DATE OF DISTRIBUTIONS.

     Any distributions and deliveries to be made under the Plan on account of an Allowed Claim shall be made on the Distribution Date with respect to such Allowed Claim, except as otherwise provided for herein, or as may be ordered by the Bankruptcy Court.

8.2. DISBURSING AGENT.

     The Disbursing Agent shall make or direct all distributions required under this Plan.

8.3. MEANS OF CASH PAYMENT.

     Cash payments made pursuant to the Plan shall be in US funds, by check drawn on a domestic bank, or by wire transfer from a domestic bank, except that payments made to foreign trade creditors holding Allowed Claims or to foreign governmental units holding Allowed Priority Tax Claims shall be in such funds and by such means as are customary or as may be necessary in a particular foreign jurisdiction.

8.4. DELIVERY OF DISTRIBUTIONS.

     Subject to Bankruptcy Rule 9010, distributions and deliveries to holders of Allowed Claims shall be made at the address of each such holder (a) as set forth on the proofs of Claim filed by such holders or (b) at the last known address of such holders if the Disbursing Agent has been notified of a change of address, except as otherwise provided in this Article VIII of the Plan. If any holder's distribution is returned as undeliverable, no further distributions to such holder shall be made unless and until the Disbursing Agent receives notification of such holder's then current address, at which time any missed distributions shall be made to such holder without interest. Amounts in respect of undeliverable distributions shall be returned to the Disbursing Agent until such distributions are claimed. All claims for undeliverable distributions shall be made on or before ninety (90) days after the Distribution Date. After such date all unclaimed property shall revert to Tamboril; and, in any case, the Claim or Equity Interest of any holder with respect to such property shall be discharged and forever barred.

8.5. SURRENDER OF NOTES, INSTRUMENTS, AND SECURITIES.

     As a condition to receiving distributions provided for by the Plan, each holder of a promissory note, share certificate, or other instrument evidencing a Claim or Equity Interest shall surrender such promissory note, share certificate, or instrument to the Disbursing Agent within sixty (60) days of the Effective Date. All promissory notes, share certificates, and other instruments surrendered pursuant to the preceding sentence shall be marked "Compromised and Settled only as provided in Debtors' Plan of Reorganization." Unless waived by the Disbursing Agent any person seeking the benefits of being a holder of an Allowed Claim or Equity Interest evidenced by a promissory note, share certificate, or other instrument, who fails to surrender such promissory note, share certificates, or other instrument must (a) establish the unavailability of such promissory note, share certificate, or other instrument to the reasonable satisfaction of the Disbursing Agent, and (b) provide an indemnity bond in form and amount acceptable to the Disbursing Agent holding harmless the Debtors and the Disbursing Agent from any damages, liabilities, or costs incurred a result of treating such Person as a holder of an Allowed Claim or Equity Interest, as applicable. Thereafter, such Person shall be treated as the holder of an Allowed Claim or Equity Interest for all purpose under the Plan. Notwithstanding the foregoing, any holder of a promissory note, share certificate, or other instrument evidencing a Claim or Equity Interest that fails within ninety (90) days of the Distribution Date to surrender to the Debtors such note or other instrument, or alternatively, to satisfy the requirements of the second sentence of this Section 9.5 shall be deemed to have forfeited all rights, Claims against, and Equity Interests in, each Debtor and shall not be entitled to receive any distribution under the Plan.

8.6. EXPENSES INCURRED ON OR AFTER THE EFFECTIVE DATE
     AND CLAIMS OF THE DISBURSING AGENT.

     Except as otherwise ordered by the Bankruptcy Court, the amount of any expenses incurred by the Disbursing Agent on or after the Effective Date (including, but not limited to, taxes) and any compensation and expenses (including any post-confirmation fees, costs, expenses, or taxes) to be paid to or by the Disbursing Agent shall be borne by Tamboril. Professional fees and expenses incurred by the Disbursing Agent after the Effective Date in connection with the effectuation of the Plan shall be paid by each in the ordinary course of business.

8.7. TIME BAR TO CASH PAYMENTS.

     Checks issued by the Disbursing Agent in respect of Allowed Claims shall be null and void if not negotiated within ninety (90) days after the date of issuance thereof. Requests for reissuance of any check shall be made directly to the Disbursing Agent, by the holder of the Allowed Claim with respect to which such check originally was issued. Any claim in respect of such a voided check shall be made on or before ninety (90) days after the date of issuance of such check. After such date, all Claims in respect of void checks shall be discharged and forever barred.

8.8. INITIAL AND INTERIM DISTRIBUTIONS.

     Initial distributions and interim distributions, if any, under the Plan to the holders of Allowed General Unsecured Claims shall be made on the
Distribution Dates and be based on the Distributing Agent's calculation or estimate of the amount of Allowed General Unsecured Claims, unless upon the timely request of a party in interest, the Bankruptcy Court determines that a different estimate is appropriate. Final distributions shall be based on the actual amount of Allowed General Unsecured Claims.

                                   ARTICLE IX.

                      PROCEDURES FOR RESOLVING AND TREATING
                      CONTESTED CLAIMS AND EQUITY INTERESTS

9.1. OBJECTION DEADLINE.

     Objections to Claims shall be filed with the Bankruptcy Court and served upon the holders of each of the Claims to which objections are made no later than August 10, 2000. Simultaneously with the service and filing of this Plan, the Debtors intend to file a motion to extend such deadline.

9.2. PROSECUTION OF OBJECTIONS.

     After the date of entry of the Confirmation Order, only the Disbursing Agent shall have authority to file, litigate, settle, or withdraw objections to Claims.

9.3. NO DISTRIBUTIONS PENDING ALLOWANCE.

     Notwithstanding any other provision of the Plan, no payment or distribution shall be made with respect to any Claim or Equity Interest to the extent it is Contested unless and until such Contested Claim becomes an Allowed Claim or Equity Interest.

9.4. DISTRIBUTIONS AFTER ALLOWANCE.

     Payments and distributions to each holder of a Contested Claim or Equity Interest, to the extent that such Claim or Equity Interest ultimately becomes Allowed, shall be made in accordance with the provision of the Plan governing the class of Claims or Equity Interests to which the respective holder belongs.

9.5. ESTIMATION OF CLAIMS.

     The Disbursing Agent may, at any time, request that the Bankruptcy Court estimate any Contested Claim or Equity Interest pursuant to section 502(c) of the Bankruptcy Code regardless of whether the Disbursing Agent has previously objected to such Claim or Equity Interest or whether the Bankruptcy Court has ruled on any such objection, and the Bankruptcy Court will retain jurisdiction to estimate any Claim or Equity Interest at any time during litigation concerning any objection to any Claim, including during the pendency of any appeal relating to any such objection. In the event that the Bankruptcy Court estimates any Contested Claim or Equity Interest, that estimated amount will constitute either the allowed amount of such Claim or Equity Interest or a maximum limitation on such Claim or Equity Interest, as determined by the Bankruptcy Court. If the estimated amount constitutes a maximum limitation on such Claim or Equity Interest, the Disbursing Agent may elect to pursue any supplemental proceedings to object to any ultimate payment on such Claim or Equity Interest. All of the objection, estimation, settlement, and resolution procedures set forth in the Plan are cumulative and not necessarily exclusive of one another. Claims or Equity Interests may be estimated and subsequently compromised, settled, withdrawn or resolved by any mechanism approved by the Bankruptcy Court.

                                   ARTICLE X.

                    POWERS AND DUTIES OF THE DISBURSING AGENT

10.1.     EXCULPATION.

     Except as otherwise provided in this Section 10.1, the Disbursing Agent, together with its officers, directors, employees, agents, and representatives, are hereby exculpated by all Persons, holders of Claims and Equity Interests, and parties in interest, from any and all Causes of Action, and other assertions of liability (including breach of fiduciary duty) arising out of the discharge of the powers and duties conferred upon the Disbursing Agent by the Disbursement Agreement, the Plan, any Final Order of the Bankruptcy Court entered pursuant to or in the furtherance of the Plan, or applicable law, except solely for actions or omissions arising out of the Disbursing Agent's willful misconduct. No holder of a Claim or an Equity Interest, or representative thereof, shall have or pursue any claim or cause of action (i) against the Disbursing Agent or its officers, directors, employees, agents, and representatives for making payments in accordance with the Plan, or for liquidating assets to make payments under the Plan, or (ii) against any holder of a Claim or an Equity Interest for receiving or retaining payments or transfers of assets as provided for by the Plan. Nothing contained in this Section 10.1 shall preclude or impair any holder of an Allowed Claim or Equity Interest from bringing an action in the Bankruptcy Court against any Debtor to compel the making of distributions contemplated by the Plan on account of such Claim or Equity Interest.

10.2.     POWERS AND DUTIES OF THE DISBURSING AGENT.

     Pursuant to the terms and provisions of the Disbursement Agreement and the Plan, the Disbursing Agent shall be empowered and directed to (a) take all steps and execute all instruments and documents necessary to make distributions to holders of Allowed Claims; (b) make distributions contemplated by the Plan; (c) comply with the Plan and the obligations thereunder; (d) employ, retain, or replace professionals to represent it with respect to its responsibilities; (e) object to Claims as specified in Article IX hereof, and prosecute such objections; (f) compromise and settle any issue or dispute regarding the amount, validity, priority, treatment, or Allowance of any Claim without further notice or hearing, and without the need for an order of the Bankruptcy Court approving such compromise or settlement; (g) make annual and other periodic reports regarding the status of distributions under the Plan to the holders of Allowed Claims that are outstanding against any Debtor at this time; such reports to be made available upon request to the holders of any Contested Claim; and (h) exercise such other powers as may be vested in the Disbursing Agent pursuant to the Disbursement Agreement, order of the Bankruptcy Court, or the Plan.

                                   ARTICLE XI.

              TREATMENT OF EXECUTORY CONTRACTS AND UNEXPIRED LEASES

11.1.     REJECTED IF NOT ASSUMED.

     The Plan constitutes and incorporates a motion to reject all prepetition executory contracts, and all prepetition unexpired leases to which each Debtor is a party, except for an executory contract or lease that (a) has been assumed or rejected by Final Order of the Bankruptcy Court; (b) is the subject of a motion to assume or reject that is pending before the Bankruptcy Court on the Effective Date; or (c) is specifically designed on Appendix 1 hereto. The Confirmation Order shall represent and reflect an order of the Bankruptcy Court approving such rejections and assumptions of executory contracts and leases as of the Effective Date.

11.2.     CURE PAYMENTS.

     Any monetary amounts by which the contracts and leases to be assumed under the Plan are in default shall be satisfied (a) by delivery of one Cash payment on the Distribution Date in the amount of such default, or (b) as otherwise agreed by the parties or ordered by the Bankruptcy Court.

11.3.     BAR TO REJECTION DAMAGES.

     If the rejection of an executory contract or unexpired lease by each Debtor results in damages to the other party or parties to such contract or lease, a Claim for such damages, if not heretofore evidenced by a filed proof of Claim, shall be forever barred and shall not be enforceable against each Debtor, or its properties or agents, successors, or assigns, unless a proof of Claim is filed with the Bankruptcy Court and served upon counsel for each Debtor on or before thirty (30) days after service of notice of entry of the Confirmation Order.

                                  ARTICLE XII.

                      CONDITIONS PRECEDENT TO CONFIRMATION
              OF THE PLAN AND THE OCCURRENCE OF THE EFFECTIVE DATE

12.1.     CONDITIONS PRECEDENT TO CONFIRMATION.

          (a) It is a condition to confirmation of the Plan that the Clerk of the Bankruptcy Court shall have entered an order or orders on the docket in the Chapter 11 Cases, which may be the Confirmation Order, approving the Plan Documents, authorizing the Debtors to execute, enter into, and deliver the Plan Documents and to execute, implement, and give effect to, the transactions contemplated thereby.

          (b) It is a condition to confirmation of the Plan that the Clerk of the Bankruptcy Court shall have entered an order or orders on the docket in the Chapter 11 Cases, which may be the Confirmation Order, issuing the injunctions described in Section 14.13 of the Plan and the release and waivers in Section 14.16 of the Plan.

12.2.     CONDITIONS PRECEDENT TO THE OCCURRENCE OF THE EFFECTIVE DATE.

          (a) It is a condition to the occurrence of the Effective Date that the Confirmation Order shall have been entered by the Clerk of the Bankruptcy Court on the docket in the Chapter 11 Cases, be in full force and effect and be in form and substance satisfactory to Infinity.

          (b) It is a condition to the occurrence of the Effective Date that all necessary and material consents, authorizations and approvals shall have been given or waived for the implementation of the Plan.

12.3.     WAIVER OF CONDITIONS.

     The Proponent (with the consent of Infinity) may waive any of the conditions set forth in Sections 12.1 and 12.2 of the Plan in a writing executed by each of them.

                                  ARTICLE XIII.

                            RETENTION OF JURISDICTION

13.1.    SCOPE OF JURISDICTION.

     Notwithstanding the entry of the Confirmation Order and the occurrence of the Effective Date, the Bankruptcy Court shall retain such jurisdiction over the Chapter 11 Cases after the Effective Date as legally permissible, including, but not limited to, jurisdiction to:

          (a) Allow, disallow, determine, liquidate, classify, estimate or establish the priority or secured or unsecured status of any Claim, including the resolution of any request for payment of any Administrative Expense Claim and the resolution of any and all objections to the allowance or priority of Claims;

          (b) Grant or deny any applications for allowance and payment of any Fee Claim for periods ending on or before the Effective Date;

          (c) Resolve any matters related to the assumption, assumption and assignment or rejection of any executory contract or unexpired lease to which each Debtor is a party or with respect to which each Debtor may be liable and to hear, determine and, if necessary, liquidate, any Claims arising therefrom;

          (d) Ensure that distributions to holders of Allowed Claims are accomplished pursuant to the provisions of the Plan;

          (e) Decide or resolve any motions, adversary proceedings, contested or litigated matters and any other matters and grant or deny any applications involving each Debtor that may be pending on or commenced after the Effective Date;

          (f) Enter such orders as may be necessary or appropriate to implement or consummate the provisions of the Plan, and all contracts, instruments, releases, indentures and other agreements or documents created in connection with the Plan or the Disclosure Statement, including to correct any defect, cure any omission or reconcile any inconsistency;

          (g) Resolve any cases, controversies, suits, or disputes that may arise in connection with the consummation, interpretation or enforcement of the Plan or any entity's obligations incurred in connection with the Plan, or any other agreements governing, instruments evidencing or documents relating to any of the foregoing, including the interpretation or enforcement of any rights, remedies or obligations under any of the foregoing;

          (h) Issue injunctions, enter and implement other orders or take such other actions as may be necessary or appropriate to restrain interference by any entity with Consummation or enforcement of the Plan, except as otherwise provided herein;

          (i) Enter and implement such orders as are necessary or appropriate if the Confirmation Order is for any reason modified, stayed, reversed, revoked or vacated;

          (j) Determine any other matters that may arise in connection with or relate to the Plan, the Disclosure Statement, the Confirmation Order or any contract, instrument, release, indenture or other agreement or document created in connection with the Plan or the Disclosure Statement, except as provided in Section 13.1(g) or elsewhere herein; and

          (k) Enter a Final Decree as contemplated by Bankruptcy Rule 3022.

                                  ARTICLE XIV.

                            MISCELLANEOUS PROVISIONS

14.1.     NOTICE OF ENTRY OF CONFIRMATION ORDER AND RELEVANT DATES.

     Promptly upon entry of the Confirmation Order, Tamboril serve on all known parties in interest, holders of Claims, and holders of Equity Interests, notice of the entry of the Confirmation Order and all relevant deadlines and dates under the Plan, including, but not limited to, the deadline for filing notice of Administrative Expense Claims (Section 5.2 hereof), and the deadline for filing rejection damage claims (Section 11.3 hereof).

14.2.     PAYMENT OF STATUTORY FEES.

     United States Trustee Fees. The Debtor shall pay the U.S. Trustee the appropriate sum pursuant to 28 U.S.C. Section 1930(a)(6) on the Effective Date, and, simultaneously provide to the U.S. Trustee an appropriate Affidavit indicating cash disbursements for all relevant periods; notwithstanding anything contained in the Plan to the contrary, the reorganized Debtor shall further pay the U.S. Trustee the appropriate sum required pursuant to 28 U.S.C. Section 1930
(a)(6) for post-confirmation periods within the time periods set forth in 28 U.S.C. Section 1930(a)(6) until the earlier of the closing of the case by the issuance of a final decree by the Court, or upon the entry of an order by the Court dismissing the case, or converting this case to another chapter under the United States Bankruptcy Code, and the party responsible for paying post-confirmation U.S. Trustee fees shall provide to the U.S. trustee upon payment of each post-confirmation payment an appropriate Affidavit indicating disbursement for the relevant periods.

14.3.     NO INTEREST OR ATTORNEYS' FEES.

     Except as expressly stated in the Plan, or as allowed by the Bankruptcy Court, no interest, penalty or late charge arising after the Petition Date, and no award or reimbursement of attorneys fees or related expenses or disbursements, shall be allowed on, or in connection with, any Claim.

14.4.     MODIFICATION OF THE PLAN.

     Modification of the Plan may be proposed in writing by the Proponent at any time before confirmation, provided that the Plan, as modified, meets the requirements of section 1122 and 1123 of the Bankruptcy Code, and the Debtor shall have complied with section 1125 of the Bankruptcy Code. The Proponents may modify the Plan (with the consent of Infinity) at any time after confirmation and before substantial consummation, provided that the Plan, as modified, meets the requirements of sections 1122 and 1123 of the Bankruptcy Code and the Bankruptcy Court, after notice and a hearing, confirms the Plan as modified, under section 1129 of the Bankruptcy Code, and the circumstances warrant such modifications. A holder of a Claim that has accepted or rejected the Plan shall be deemed to have accepted or rejected, as the case may be, such plan as modified, unless, within the time fixed by the Bankruptcy Court, such holder changes its previous acceptance or rejection.

14.5.     REVOCATION OF PLAN.

     The Proponents reserve the right to revoke and withdraw the Plan after the Confirmation Date and prior to the occurrence of the Effective Date (with the consent of Infinity). If the Proponents revoke or withdraw the Plan, or if the Effective Date does not occur, then, the Plan shall be deemed null and void and nothing contained herein shall be deemed to constitute a waiver or release of any Claims by or against the Proponents or any other person or to prejudice in any manner the rights of the Proponent or any person in any other further proceedings involving each Debtor.

14.6.     EXEMPTION FROM TRANSFER TAXES.

     Pursuant to section 1146(c) of the Bankruptcy Code, the issuance, transfer, or exchange of notes or equity securities under the Plan, the creation of any mortgage, deed of trust, or other security interest, the making or assignment of any lease or sublease, or the making or delivery of any deed or other instrument of transfer under, in furtherance of, or in connection with, the Plan, including, without limitation, any agreements of consolidation, deeds, bills of sale, or assignments executed in connection with any of the transactions contemplated under the Plan shall not be subject to any stamp, real estate, transfer, mortgage recording, or other similar tax.

14.7.     SETOFF RIGHTS.

     In the event that a Debtor has a claim of any nature whatsoever against the holder of a Claim, such Debtor may, but is not required to, setoff against the Claim (and any payments or other distributions to be made in respect of such Claim hereunder) the Debtor's claim against the holder, unless any such claim is or will be released under the Plan, subject to the provisions of section 553 of the Bankruptcy Code. Neither the failure to set off nor the allowance of any Claim under the Plan shall constitute a waiver or release by a Debtor of any claim that such Debtor has against the holder of a Claim.

14.8.     SUBORDINATION RIGHTS.

     All Claims against and Equity Interests in the Debtors, based upon any claimed subordination rights against the Debtors or rights to avoid payments or transfers of property by the Debtors pursuant to any provision of the Bankruptcy Code or other applicable law, shall be deemed satisfied as to the Debtors by the distributions under the Plan to holders of Allowed Claims and Allowed Equity Interests having such subordination rights and any rights to avoid payments or transfers of property. As proposed in the Plan, the distributions to the various classes of Claims hereunder shall not be subject to levy, garnishment, attachment, or like legal process by any holder of a Claim or Equity Interest by reason of any claimed subordination rights or otherwise of the holder of a Claim or Equity Interest against the holder of another Claim or Equity Interest, except as otherwise provided herein. Distributions under the Plan shall be subject to and modified by any order pursuant to which a party in interest obtains a Final Order directing distributions other than as provided in the Plan, which distributions take into account the subordination rights of holders of Claims and Equity Interests between and among themselves.

14.9.     COMPLIANCE WITH TAX REQUIREMENTS.

     In connection with the Plan, each Debtor, and the Disbursing Agent, shall comply with all withholding and reporting requirements imposed by federal, state, local, and foreign taxing authorities and all distributions hereunder shall be subject to such withholding and reporting requirements. Pursuant to section 1146(c) of the Bankruptcy Code, the issuance, transfer, or exchange of promissory notes, equity securities, or other instruments under the Plan, the creation of any mortgage, deed of trust, or other security interest, the making or assignment of any lease or sublease or the making or delivery of any deed or other instrument of transfer under, in furtherance of, or in connection with the Plan, including, without limitation, any merger agreements or agreements of consolidation, deeds, bills of sale, or assignments executed in connection with any of the transactions contemplated under the Plan shall not be subject to any stamp, real estate transfer, mortgage recording, or other similar tax.

14.10.    RECOGNITION OF GUARANTY RIGHTS.

     The classification of and manner of satisfying all Claims under the Plan take into consideration (a) the existence of guaranties by each Debtor of obligations of other Persons, and (b) the fact that each Debtor may be a joint obligor with other Persons with respect to an obligation. All Claims against the Debtors based upon any such guaranties or joint obligations shall be discharged in the manner provided in the Plan; provided, that no creditor shall be entitled to receive more than one recovery with respect to any of its Allowed Claims.

14.11.    COMPLIANCE WITH ALL APPLICABLE LAWS.

     If notified by any governmental authority that it is in violation of any applicable law, rule, regulation, or order of such governmental authority relating to its businesses, each Debtor, shall take whatever action as may be required to comply with such law, rule, regulation, or order; provided, that nothing contained herein shall require such compliance if the legality or applicability of any such requirement is being contested in good faith, and, if appropriate, an adequate reserve for such requirement has been set aside.

14.12.    DISCHARGE OF CLAIMS.

     Except as otherwise provided herein or in the Confirmation Order, the rights afforded in the Plan and the payments and distributions to be made hereunder shall discharge all existing debts and Claims of any kind, nature, or description whatsoever against each Debtor or the Estate Assets to the extent permitted by section 1141 of the Bankruptcy Code; upon the Effective Date, all existing Claims shall be, and shall be deemed to be discharged; and all holders of Claims shall be precluded from asserting against the Debtors, or any of the Estate Assets, any other or further Claim based upon any act or omission, transaction, or other activity of any kind or nature that occurred prior to the Effective Date, whether or not such holder filed a proof of Claim.

14.13.    INJUNCTIONS.

          (a) On the Effective Date, all Persons who have been, are, or may be holders of Claims against or Equity Interests in the Debtors shall be enjoined from taking any of the following actions against or affecting the Debtors, their respective Estates, or its assets and property with respect to such Claims or Equity Interests (other than actions brought to enforce any rights or obligations under the Plan and appeals, if any, from the Confirmation Order):

               (i) commencing, conducting or continuing in any manner, directly or indirectly, any suit, action or other proceeding of any kind against each Debtor, its respective Estate, or its assets or property, or any direct or indirect successor in interest to the Debtors, or any assets or property of such transferee or successor (including, without limitation, all suits, actions, and proceedings that are pending as of the Effective Date, which must be withdrawn or dismissed with prejudice);

               (ii) enforcing, levying, attaching, collecting or otherwise recovering by any manner or means whether directly or indirectly any judgment, award, decree or order against each Debtor, its respective Estate, or its assets or property, or any direct or indirect successor in interest to the Debtors, or any assets or property of such transferee or successor;

               (iii) creating, perfecting or otherwise enforcing in any manner, directly or indirectly, any Lien against each Debtor, its respective Estate, or its respective assets or property, or any direct or indirect successor in interest to any of the Debtors, or any assets or property of such transferee or successor other than as contemplated by the Plan;

               (iv) asserting any setoff, right of subrogation or recoupment of any kind, directly or indirectly against any obligation due each Debtor, its respective Estate, or its respective assets or property, or any direct or indirect successor in interest to any of the Debtors, or any assets or property of such transferee or successor; and

               (v) proceeding in any manner in any place whatsoever that does not conform to or comply with the provisions of the Plan.

          (b) Except as provided herein, as of the Effective Date, all Persons are permanently enjoined from commencing or continuing in any manner, any action or proceeding, whether directly, derivatively, on account of or respecting any Claim, debt, right, Cause of Action or liability released or to be released pursuant to the Plan.

14.14.    DISCHARGE OF THE DEBTORS.

     Any consideration distributed under the Plan shall be in exchange for and in complete satisfaction, discharge, and release of all Claims of any nature whatsoever against the Debtors and any of their assets or properties; and, except as otherwise provided herein, upon the Effective Date, the Debtors shall be deemed discharged and released to the extent permitted by section 1141 of the Bankruptcy Code from any and all Claims, including but not limited to demands and liabilities that arose before the Effective Date, and all debts of the kind specified in section 502(g), 502(h), or 502(i) of the Bankruptcy Code, whether or not (a) a proof of Claim based upon such debt is filed or deemed filed under section 501 of the Bankruptcy Code; (b) a Claim based upon such debt is allowed under section 502 of the Bankruptcy Code; or (c) the holder of a Claim based upon such debt has accepted the Plan. Except as provided herein, the Confirmation Order shall be a judicial determination of discharge of all liabilities of the Debtors. As provided in section 524 of the Bankruptcy Code, such discharge shall void any judgment against the Debtor at any time obtained to the extent it relates to a Claim discharged, and operates as an injunction against the prosecution of any action against the Debtors, or their properties, to the extent it relates to a Claim discharged.

14.15.    EXCULPATION.

     Neither the Proponent, the Infinity Parties, any of their respective Affiliates, nor any of their respective members, officers, directors, managers, employees, agents, or professionals shall have or incur any liability to any holder of a Claim or Equity Interest for any act, event, or omission in connection with, or arising out of, the preparation and dissemination of the Disclosure Statement, the solicitation of votes with respect to the Plan, the Chapter 11 Cases, the confirmation of the Plan, the consummation of the Plan, or the administration of the Plan or the property to be distributed under the Plan, except for willful misconduct.

14.16.    OTHER RELEASE AND WAIVER.

     Without limiting the benefits of any release, waiver, discharge or injunction contained in or effected by the Confirmation Order or elsewhere in this Plan, by and upon accepting or receiving any distribution of Cash or Equity Interests as contemplated by this Plan or otherwise benefitting from any treatment contemplated for the holder of any Claim or Equity Interest by the Plan, each such holder of any Claim or Equity Interest shall be deemed to, and shall, release and forever discharge each of the Plan Proponents, the Infinity Parties, and the Disbursing Agent, and all officers, owners, employees, trustees, managers, successors, and any other representatives and agents thereof (other than former officers and directors of the Debtors) of and from any and all obligations, liabilities, causes of action, suits, debts, dues, warrants, accountings, or any other claim incurred or arising at any time from the beginning of the world through the Effective Date and thereafter arising from, related to or otherwise concerning such Claim or Equity Interest, directly, derivatively or otherwise, all of which shall be permanently waived by such holders of Claims or Equity Interests; provided, however, that this paragraph shall not constitute a release by any such holder of a Claim or Equity Interest of any rights expressly assigned thereto under another provision of the Plan or the Confirmation Order. The Confirmation Order shall contain the provisions of the foregoing release, waiver and discharge, and shall permanently enjoin any party from bringing any suit, cause of action, claim or other action, or otherwise attempting in any way to enforce any alleged right or interest in contravention of the foregoing release, waiver and discharge.

14.17.    BINDING EFFECT.

     The Plan shall be binding upon and inure to the benefit of the Debtors, the Infinity Parties, the holders of all Claims and Equity Interests, and their respective successors and assigns.

14.18.    NOTICES.

     Whenever service is required in the Plan, such service shall be made upon the following parties so as to be received by 5:00 p.m. Eastern Daylight Time on or before the date required:

                  The Debtors:

                  Attn:  President
                  Tamboril Cigar Corporation
                  111 S.W. 3rd Street, Suite 701
                  Miami, Florida  33130
                  Facsimile: (305) 372-0188

                  with a copy to:

                  Paul Steven Singerman, Esquire
                  James H. Fierberg, Esquire
                  Berger, Davis & Singerman, P.A.
                  200 South Biscayne Boulevard
                  Suite 2950
                  Miami, Florida  33131
                  Facsimile:  (305) 714-4340

                  Infinity:

                  Infinity Emerging Holdings Subsidiary Limited
                  Hunkins Waterfront Plaza
                  Main Street
                  P.O. Box 556
                  Charleston, Nevis, West Indies

                  with a copy to:

                  Stuart J. Chasanoff, Esquire
                  HW Finance LLC
                  1601 Elm Street, Suite 4000
                  Dallas, Texas 75201
                  Facsimile: (214) 720-1667

                  Thomas E Lauria, Esquire
                  Frank L. Eaton, Esquire
                  White & Case LLP
                  First Union Financial Center
                  200 South Biscayne Boulevard
                  Miami, FL 33131
                  Facsimile:  (305) 358-5744

14.19.    GOVERNING LAW.

     Unless a rule of law or procedure is supplied by federal law (including the Bankruptcy Code and Bankruptcy Rules) or the Delaware General Corporation Law, the laws of the State of Florida shall govern the construction and implementation of the Plan and any agreements, documents, and instruments executed in connection with the Plan or the Chapter 11 Cases, including the Plan Documents, except as may otherwise be provided in such agreements, documents, instruments, and Plan Documents.

14.20.    SEVERABILITY.

     SHOULD THE BANKRUPTCY COURT DETERMINE THAT ANY PROVISION OF THE PLAN IS UNENFORCEABLE EITHER ON ITS FACE OR AS APPLIED TO ANY CLAIM OR EQUITY INTEREST OR TRANSACTION, THE PROPONENT (WITH THE CONSENT OF INFINITY) MAY MODIFY THE PLAN IN ACCORDANCE WITH SECTION 14.5 OF THE PLAN SO THAT SUCH PROVISION SHALL NOT BE APPLICABLE TO THE HOLDER OF ANY CLAIM OR EQUITY INTEREST. SUCH A DETERMINATION OF UNENFORCEABILITY SHALL NOT (A) LIMIT OR AFFECT

THE  ENFORCEABILITY  AND OPERATIVE  EFFECT OF ANY OTHER PROVISION OF THE PLAN OR
(B) REQUIRE THE RESOLICITATION OF ANY ACCEPTANCE OR REJECTION OF THE PLAN.

Dated:   August 9, 2000

                                              Respectfully submitted,

                                              TAMBORIL CIGAR COMPANY


                                               By:
                                                  ------------------------------
                                               Its:
                                                  ------------------------------

                                              TAMBORIL CIGAR INTERNATIONAL, INC.


                                              By:
                                                 -------------------------------
                                              Its:
                                                 -------------------------------

                                              DIVERSIFIED CIGAR COMPANY

                                              By:
                                                 -------------------------------
                                              Its:
                                                 -------------------------------

                                  APPENDIX ONE



                                      NONE